Exhibit 4.2

CROSSTEX ENERGY, L.P.

CROSSTEX ENERGY FINANCE CORPORATION

and

the Guarantors named herein

7 1/8% SENIOR NOTES DUE 2022

SUPPLEMENTAL INDENTURE
AND AMENDMENT — SUBSIDIARY GUARANTEE

DATED AS OF OCTOBER 5, 2012

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

This SUPPLEMENTAL INDENTURE, dated as of October 5, 2012, is among Crosstex Energy, L.P., a Delaware limited partnership (the “Company”), Crosstex Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”), and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of May 24, 2012 (the “Indenture”), pursuant to which the Company has issued $250,000,000 aggregate principal amount of 7 1/8% Senior Notes due 2022 (the “Notes”);

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.02 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01.   This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02.   This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 or 10.02 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01.   Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02.   Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture.  This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03.   THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04.   The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

CROSSTEX ENERGY, L.P.

BY:	CROSSTEX ENERGY GP, LLC,
its general partner

	By:	/s/ Michael J. Garberding
		Name:	Michael J. Garberding
		Title:	Senior Vice President
and Chief Financial Officer

CROSSTEX ENERGY FINANCE CORPORATION

	By:	/s/ Michael J. Garberding
		Name:	Michael J. Garberding
		Title:	Senior Vice President
and Chief Financial Officer

GUARANTORS

APPALACHIAN OIL PURCHASERS, LLC

	By:	/s/ Michael J. Garberding
		Name:	Michael J. Garberding
		Title:	Senior Vice President
and Chief Financial Officer

KENTUCKY OIL GATHERING, LLC

	By:	/s/ Michael J. Garberding
		Name:	Michael J. Garberding
		Title:	Senior Vice President
and Chief Financial Officer

Signature Page to Supplemental Indenture

M&B GAS SERVICES, LLC

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Senior Vice President
and Chief Financial Officer

OHIO OIL GATHERING II, LLC

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Senior Vice President
and Chief Financial Officer

OHIO OIL GATHERING III, LLC

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Senior Vice President
and Chief Financial Officer

OOGC DISPOSAL COMPANY I, LLC

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Senior Vice President
and Chief Financial Officer

WEST VIRGINIA OIL GATHERING, LLC

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Senior Vice President
and Chief Financial Officer

Signature Page to Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President

Signature Page to Supplemental Indenture